UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	February 15, 2007

Marsh & McLennan Companies, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-5998	36-2668272
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1166 Avenue of the Americas, New York, NY 10036
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(212) 345-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01        Other Events

Changes in Compensation of Non-Executive Directors

The board of directors (the “Board”) of Marsh & McLennan Companies, Inc. (“MMC”) has approved changes to MMC’s compensation arrangements for non-executive directors. These changes were recommended by the Board’s directors and governance committee, and reflect the committee’s discussions with the Board’s independent compensation consultant. Effective June 1, 2007, which is the start of the Board’s next annual pay cycle, MMC will compensate its non-executive directors as follows:

Basic Annual Retainer.    All non-executive directors will receive a basic annual retainer of $100,000. Since 1995, the basic annual retainer has been $40,000. Under the terms of MMC’s directors’ stock compensation plan, directors will continue to receive one-quarter of this retainer in the form of MMC common stock. Directors may elect to receive the remainder of the basic annual retainer in cash, common stock or a combination thereof.

MMC will no longer pay meeting fees. Since 1990, non-executive directors have received $1,000 for each Board and committee meeting attended. Over the two-year period 2005-2006, the Board met a total of 34 times and its committees met a total of 74 times. Meeting fees ranged from $28,000 to $44,000 per full-year director in 2005 and from $18,000 to $40,000 in 2006.

Annual Stock Grant.    On June 1 of each year, all non-executive directors will receive an annual grant of MMC common stock with a current market value of $100,000. Since 1998, the annual stock grant has consisted of 1,800 split-adjusted shares; the market value of the June 1, 2006 grant was approximately $50,400 per director.

Supplemental Annual Retainers for Committee Chairs.    The chairs of the Board’s audit, compensation, compliance, and directors and governance committees will each receive a supplemental annual retainer of $15,000. Since 1991, the supplemental annual retainer for committee chairs has been $5,000. Committee chairs may elect to receive this amount in cash, common stock or a combination thereof.

MMC will no longer pay a supplemental annual retainer to non-chair committee members. Since 1991, the amount of this payment has been $2,000.

Supplemental Annual Retainer for Non-Executive Chairman.    The Board’s non-executive chairman will receive a supplemental annual retainer of $150,000. This compares to the $100,000 supplemental annual retainer instituted in 2005. The non-executive chairman may elect to receive this amount in cash, common stock or a combination thereof.

Stephen R. Hardis, MMC’s non-executive chairman, said: “MMC’s director compensation practices have remained largely unchanged for nearly a decade, with some elements dating from the early 1990s. As a result, MMC’s annual retainers and equity grants have fallen well below the mainstream for companies of our size, and no longer reflect the substantial time commitment that service on the Board requires. At the same time, the Board believes that some structural aspects of MMC’s director compensation, such as meeting fees and committee membership retainers, no longer reflect best governance practices.

“The changes announced today respond to these realities,” Mr. Hardis continued. “The Board seeks to compensate MMC’s directors fairly for the significant work they do, while ensuring that the components of MMC’s director pay are transparent to investors and consistent with current best practices.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARSH & McLENNAN COMPANIES, INC.

By:	/s/ Luciana Fato

Name:	Luciana Fato
Title:	Deputy General Counsel-Corporate &

  Corporate Secretary

Date:	February 15, 2007

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